U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     August 20, 2012

   BAROSSA COFFEE COMPANY, INC.
(Exact name of registrant as specified in its charter)

NEVADA	333-126514	20-2641871
(State or other jurisdiction	Commission	(I.R.S. Employer
of incorporation or organization)	File Number	Identification No.)

311 South State St. #440, Salt Lake City, Utah 84111
(Address of principal executive offices)

(801) 531-0066
(Registrant's telephone number, including area code)

650 N. Saddlehill Rd., Salt Lake City, Utah 84103
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01 Changes in Control of Registrant.

Effective August 20, 2012, Adam Gatto resigned as the President, Secretary/Treasurer and as the sole director of the Corporation. The resignation was due to other pressing time commitments of Mr. Gatto. Also, effective August 20, 2012, Thomas G. Kimble was appointed to serve as President, Secretary/Treasurer, and as the sole director of the Corporation by written consent of the shareholders of the Corporation holding in excess of a majority of the outstanding shares of common stock of the Corporation. Mr. Kimble is the largest shareholder of the Corporation, owning 35.14% of the outstanding shares.

Mr. Kimble, age 66, has been a controlling shareholder of the Corporation since its inception. Mr. Kimble retired in 2011 as a securities attorney after practicing law for 38 years in private practice. He will serve as the sole officer and director of the Corporation until a successor is appointed.

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Barossa Coffee Company, Inc.

Date: August 20, 2012	by: /s/ Thomas G. Kimble
Thomas G. Kimble , President & Secretary/Treasurer
(Chief Executive Officer and Chief Financial Officer)